CNX Midstream Reports Second Quarter Results

PITTSBURGH (August 2, 2018) - CNX Midstream Partners LP (NYSE: CNXM) ("CNXM", "CNX Midstream" or the "Partnership") today reported financial and operational results for the three months ended June 30, 2018(1).
Second Quarter Results
Highlights of second quarter 2018 results attributable to the Partnership as compared to the second quarter of 2017 include:

•	Net Income Attributable to General and Limited Partner Ownership Interest in CNXM of $30.0 million as compared to $29.0 million

•	Net cash provided by operating activities of $53.7 million as compared to $42.3 million

•	Adjusted EBITDA(2) of $41.3 million as compared to $34.4 million

•	Distributable cash flow (DCF)(2) of $31.6 million as compared to $29.6 million

•	Cash distribution coverage(2) of 1.31x on an as-declared basis

"CNXM delivered strong results for the second quarter," commented Nicholas J. DeIuliis, CEO of CNX Midstream GP LLC (the "General Partner"). "In addition to steady operational execution, we closed on the previously announced transaction with our Sponsor and HG Energy, which resulted in additional dedicated Utica acres in the Anchor Systems; increased minimum well commitments from our Sponsor and HG Energy; the contribution of a 20" high-pressure pipeline; and $2.0 million in cash. This transaction, which also included amending the gas gathering agreements with our Sponsor and HG Energy that resulted in more operational and strategic control, further de-risked the 15% distribution growth target through 2023."
Operations
During the quarter, CNXM continued to set new milestones in operational excellence and cost reductions. The CNXM team achieved one million man hours with zero lost time and zero injuries. At the same time, the Partnership experienced its highest-ever quarterly throughput of 1,208 Bbtu/d and lowest-ever gross unit operating cost. The reduction in operating costs is the result of continued initiatives to reduce contract workforce, leverage automation, and minimize lost time.

Updated Guidance

($ in millions)	2018E
	Previous			Update
Capital Expenditures	$80	-	$90	$100	-	$110

The Partnership expects its 2018 capital expenditures range to increase to approximately $100-$110 million, compared to the previous guidance of $80-$90 million, due primarily to the acceleration of activity from 2019 into 2018 and adding new high rate of return projects.

Reaffirmed Guidance

($ in millions)	2018E
Throughput (MMcfe/d)	1,150	-	1,240
EBITDA	$150	-	$165
Distributable Cash Flow	$120	-	$135
Distributable Coverage	1.2x	-	1.4x
LP Distribution Growth Target	15%
Quarterly Distribution
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.3361 per unit with respect to the second quarter of 2018. The distribution payment will be made on August 14, 2018 to unitholders of record at the close of business on August 7, 2018. The distribution, which equates to an annual rate of $1.3444 per unit, represents an increase of 3.6% over the prior quarter and an increase of 15% over the distribution paid with respect to the second quarter of 2017.
Capital Investment and Resources
CNX Midstream's allocated second quarter 2018 share of investment in expansion projects was $20.4 million. Total expansion capital investment at the development companies in which CNX Midstream holds controlling interests was $20.9 million. CNX Midstream's respective share of maintenance capital expenditures for the development companies for second quarter 2018 was $4.1 million. Maintenance capital expenditures in the aggregate for the development companies in which CNX Midstream holds controlling interests totaled $4.7 million.
As of June 30, 2018, CNX Midstream had outstanding borrowings of $11 million under its $600 million revolving credit facility.
Second Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss second quarter 2018 financial and operational results, is scheduled for August 2, 2018 at 11:00 a.m. Eastern Time. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast at www.cnxmidstream.com. Participants who would like to ask questions may join the conference by phone by dialing 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CNX Midstream call). An on-demand replay of the webcast will also be available at www.cnxmidstream.com shortly after the conclusion of the conference call. A telephonic replay will be available through August 9, 2018 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10122240.
_____________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies that have been jointly owned by the Partnership and CNX Gathering LLC (“CNX Gathering”) since completion of the Partnership’s initial public offering ("IPO") in September 2014. Effective November 16, 2016, the Partnership acquired the remaining 25% controlling interest in the Anchor Systems, which brought its controlling interest in that system to 100%. In connection with the transaction with HG Energy, the Partnership agreed to relinquish its 5% interest in the Growth System to CNX Gathering. The Partnership's current financial interests in the development companies are: 100% in the Anchor Systems and 5% in the Additional Systems. Because the Partnership owns a controlling interest in each of these development companies, it fully consolidates their financial results. CNX Gathering is an entity 100% owned by CNX Resources Corporation that owns a noncontrolling interests in the Additional Systems and a controlling interest in the Growth Systems of the Partnership.

(2)
Adjusted EBITDA and DCF are not measures that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contacts:

Investor Relations:
Tyler Lewis
724-485-3157
tylerlewis@cnx.com

Media:
Brian Aiello
724-485-3078
brianaiello@cnx.com
* * * * *
CNX Midstream is a growth-oriented master limited partnership that owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia.  Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities.  More information is available at our website www.cnxmidstream.com.
* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CNX Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CNX Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CNX Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements regarding the payment of our quarterly distribution for the quarter ended March 31, 2018 and our anticipated 2018 financial performance. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. You should not place undue reliance on forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: CNX and HG Energy II Appalachia, LLC currently account for substantially all of our revenue; if either or both of them change their business strategies, or otherwise significantly reduce the volumes of natural gas and condensate transported through our gathering systems, we could be materially and adversely affected; under our gathering agreements, our customers may transfer their leasehold, working and mineral fee interests in their dedicated acreage, and provide for the release of dedicated acreage in certain situations; we may not generate sufficient distributable cash flow to make the payment of the minimum quarterly distribution to our unitholders; our cash flow will depend entirely on the performance of our operating subsidiaries and their ability to distribute cash to us; our midstream systems are exclusively located in the Appalachian Basin, making us vulnerable to risks associated with operating in a single geographic area; we may be unable to grow by acquiring the noncontrolling interests in, or assets of, our operating subsidiaries owned by CNX Gathering, which could limit our ability to increase our distributable cash flow; to maintain and grow our business, we will be required to make substantial capital expenditures and these capital expenditures may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks, which could adversely affect our business and our ability to distribute cash to our unitholders; if we are unable to obtain needed capital or financing on satisfactory terms, our ability to make cash distributions may be diminished or our financial leverage could increase; our exposure to commodity price risk may change over time and we cannot guarantee the terms of any existing or future agreements for our midstream services with third parties or with CNX; restrictions in our revolving credit facility, and other debt agreements that we may enter into in the future, could adversely affect our business, financial condition, liquidity and results of operations, and ability to make quarterly cash distributions to our unitholders; we and our customers may incur significant liability under, or costs and expenditures to comply with, environmental and worker health and safety regulations, which are complex and subject to frequent change; we may not own in fee the land on which our pipelines and facilities are located, which could result in disruptions to our operations; a shortage of equipment and skilled labor could reduce equipment availability and labor productivity and increase labor and equipment costs, which could have a material adverse effect on our business and results of operations; we do not have any officers or employees and rely on officers of our general partner and employees of CNX; terrorist attacks or cyber-attacks could have a material adverse effect on our business, financial condition or results of operations; our general partner and its affiliates, including CNX, have conflicts of interest with us and limited fiduciary duties to us and our unitholders, and they may favor their own interests to our detriment and that of our unitholders; our general partner’s discretion in establishing cash reserves may reduce the amount of cash we have available to distribute to unitholders; affiliates of our general partner, including CNX and CNX Gathering, may compete with us, and neither our general partner nor its affiliates have any obligation to present business opportunities to us except with respect to rights of first offer contained in our omnibus agreement; our tax treatment depends on our status as a partnership for federal income tax purposes; as a result of investing in our common units, you may become subject to state and local taxes and return filing requirements in jurisdictions where we operate or own or acquire properties.
Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, including, among others, that our business plans may change as circumstances warrant, please refer to the “Risk Factors” and “Forward-Looking Statements” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Gathering revenue — related party	$37,576	$55,667	$75,306	$114,625
Gathering revenue — third party	23,438	867	49,577	867
Total Revenue	61,014	56,534	124,883	115,492
Expenses
Operating expense — related party	5,079	7,089	9,514	14,717
Operating expense — third party	7,406	5,957	15,874	12,590
General and administrative expense — related party	3,620	2,663	7,232	5,546
General and administrative expense — third party	2,319	1,033	4,868	2,225
(Gain) loss on asset sales	(254)	3,241	2,501	3,914
Depreciation expense	5,443	5,675	11,299	11,346
Interest expense	7,119	1,124	9,608	2,162
Total Expense	30,732	26,782	60,896	52,500
Net Income	30,282	29,752	63,987	62,992
Less: Net income attributable to noncontrolling interest	277	761	6,135	3,934
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$30,005	$28,991	$57,852	$59,058

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$30,005	$28,991	$57,852	$59,058
Less: General partner interest in net income, including incentive distribution rights	2,903	1,305	5,055	2,434
Limited partner interest in net income	$27,102	$27,686	$52,797	$56,624

Net income per Limited Partner unit - basic	$0.43	$0.44	$0.83	$0.89
Net Income per Limited Partner unit - diluted	$0.43	$0.44	$0.83	$0.89

Limited Partner units outstanding - basic	63,638	63,585	63,630	63,575
Limited Partner unit outstanding - diluted	63,677	63,644	63,670	63,630

Cash distributions declared per unit (*)	$0.3361	$0.2922	$0.6606	$0.5743

(*)	Represents the cash distributions declared during the month following the end of each respective quarterly period.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash	$707	$3,194
Receivables — related party	12,072	13,104
Receivables — third party	7,546	8,251
Other current assets	2,726	2,169
Total Current Assets	23,051	26,718
Property and Equipment:
Property and equipment	864,611	972,841
Less — accumulated depreciation	72,098	73,563
Property and Equipment — Net	792,513	899,278
Other assets	3,494	593
TOTAL ASSETS	$819,058	$926,589

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and other accrued liabilities	$38,327	$23,602
Accounts payable — related party	3,211	2,376
Total Current Liabilities	41,538	25,978
Other Liabilities:
Revolving credit facility	11,000	149,500
Long-term debt	393,169	—
Total Liabilities	445,707	175,478
Partners' Capital:
Common units (63,638,165 units issued and outstanding at June 30, 2018 and 63,588,152 units issued and outstanding at December 31, 2017)	295,405	389,427
General partner interest	8,893	4,328
Partners' capital attributable to CNX Midstream Partners LP	304,298	393,755
Noncontrolling interest	69,053	357,356
Total Partners' Capital	373,351	751,111
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$819,058	$926,589

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net Income	$30,282	$29,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	5,833	5,717
Unit-based compensation	690	367
(Gain) loss on long-term asset sales	(254)	3,241
Other	270	84
Changes in assets and liabilities:
Receivables — related party	579	4,467
Receivables — third party	2,099	(867)
Other current and non-current assets	758	3,571
Accounts payable and other accrued liabilities	13,118	(1,259)
Accounts payable — related party	299	(2,815)
Net Cash Provided by Operating Activities	53,674	42,258

Cash Flows from Investing Activities:
Capital expenditures	(25,615)	(12,223)
Proceeds from sale of assets	646	14,000
Net Cash (Used in) Provided by Investing Activities	(24,969)	1,777

Cash Flows from Financing Activities:
Distributions (to) from general partner and noncontrolling interest holders, net	2,004	(25,345)
Quarterly distributions to unitholders	(22,700)	(18,842)
Net payment on unsecured $250.0 million credit facility	—	(1,000)
Net borrowings on secured $600.0 million credit facility	(9,000)	—
Debt issuance costs	(268)	—
Net Cash Used in Financing Activities	(29,964)	(45,187)

Net Decrease in Cash	(1,259)	(1,152)
Cash at Beginning of Period	1,966	6,018
Cash at End of Period	$707	$4,866

CNX MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)

Definition of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for non-cash items which should not be included in the calculation of distributable cash flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as Adjusted EBITDA less net income attributable to noncontrolling interest, cash interest paid and maintenance capital expenditures, each net to the Partnership. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this release provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures that other companies may use.

The following table presents a reconciliation of the non-GAAP measures of adjusted EBITDA and distributable cash flow to the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2018	2017	2018	2017
Net Income	$30,282	$29,752	$63,987	$62,992
Depreciation expense	5,443	5,675	11,299	11,346
Interest expense	7,119	1,124	9,608	2,162
EBITDA	42,844	36,551	84,894	76,500
Non-cash unit-based compensation expense	690	367	1,269	650
(Gain) loss on asset sales	(254)	3,241	2,501	3,914
Adjusted EBITDA	43,280	40,159	88,664	81,064
Less:
Net income attributable to noncontrolling interest	277	761	6,135	3,934
Depreciation expense attributable to noncontrolling interest	674	1,833	2,339	3,663
Other expenses attributable to noncontrolling interest	1,224	112	1,660	194
(Gain) loss on asset sales attributable to noncontrolling interest	(242)	3,079	2,375	3,718
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$41,347	$34,374	$76,155	$69,555
Less: cash interest paid, net	5,573	1,079	7,588	2,079
Less: maintenance capital expenditures, net of reimbursements	4,125	3,715	7,708	7,596
Distributable Cash Flow	$31,649	$29,580	$60,859	$59,880

Net Cash Provided by Operating Activities	$53,674	$42,258	$95,541	$76,434
Interest expense	7,119	1,124	9,608	2,162
(Gain) loss on asset sales	(254)	3,241	2,501	3,914
Other, including changes in working capital	(17,259)	(6,464)	(18,986)	(1,446)
Adjusted EBITDA	43,280	40,159	88,664	81,064
Less:
Net income attributable to noncontrolling interest	277	761	6,135	3,934
Depreciation expense attributable to noncontrolling interest	674	1,833	2,339	3,663
Other expenses attributable to noncontrolling interest	1,224	112	1,660	194
(Gain) loss on asset sales attributable to noncontrolling interest	(242)	3,079	2,375	3,718
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$41,347	$34,374	$76,155	$69,555
Less: cash interest paid, net	5,573	1,079	7,588	2,079
Less: maintenance capital expenditures, net of reimbursements	4,125	3,715	7,708	7,596
Distributable Cash Flow	$31,649	$29,580	$60,859	$59,880
The following table presents a reconciliation of the non-GAAP measures adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q3 2017		Q4 2017		Q1 2018		Q2 2018		Twelve Months Ended June 30, 2018
Net Income	$33,468		$37,602		$33,705		$30,282		$135,057
Depreciation expense	5,629		5,717		5,856		5,443		22,645
Interest expense	1,197		1,201		2,489		7,119		12,006
EBITDA	40,294		44,520		42,050		42,844		169,708
Non-cash unit-based compensation expense	249		277		579		690		1,795
(Gain) loss on asset sales	—		—		2,755		(254)		2,501
Adjusted EBITDA	40,543		44,797		45,384		43,280		174,004
Less:
Net income attributable to noncontrolling interest	4,554		10,581		5,858		277		21,270
Depreciation expense attributable to noncontrolling interest	1,736		1,748		1,665		674		5,823
Other expenses attributable to noncontrolling interest	92		108		436		1,224		1,860
(Gain) loss on asset sales attributable to noncontrolling interest	—		—		2,617		(242)		2,375
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$34,161		$32,360		$34,808		$41,347		$142,676
Less: cash interest paid, net	1,154		1,154		2,015		5,573		9,896
Less: maintenance capital expenditures, net of reimbursements	3,579		3,483		3,583		4,125		14,770
Distributable Cash Flow	$29,428		$27,723		$29,210		$31,649		$118,010

Net Cash Provided by Operating Activities	$38,203		$40,913		$41,867		$53,674		$174,657
Interest expense	1,197		1,201		2,489		7,119		12,006
(Gain) loss on asset sales	—		—		2,755		(254)		2,501
Other, including changes in working capital	1,143		2,683		(1,727)		(17,259)		(15,160)
Adjusted EBITDA	40,543		44,797		45,384		43,280		174,004
Less:
Net income attributable to noncontrolling interest	4,554		10,581		5,858		277		21,270
Depreciation expense attributable to noncontrolling interest	1,736		1,748		1,665		674		5,823
Other expenses attributable to noncontrolling interest	92		108		436		1,224		1,860
(Gain) loss on asset sales attributable to noncontrolling interest	—		—		2,617		(242)		2,375
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$34,161		$32,360		$34,808		$41,347		$142,676
Less: cash interest paid, net	1,154		1,154		2,015		5,573		9,896
Less: maintenance capital expenditures, net of reimbursements	3,579		3,483		3,583		4,125		14,770
Distributable Cash Flow	$29,428		$27,723		$29,210		$31,649		$118,010
Distributions Declared	$20,573		$21,489		$22,699		$24,176		$88,937
Distribution Coverage Ratio - Declared	1.43	x	1.29	x	1.29	x	1.31	x	1.33	x

Distributable Cash Flow	$29,428		$27,723		$29,210		$31,649		$118,010
Distributions Paid	$19,698		$20,573		$21,489		$22,699		$84,459
Distribution Coverage Ratio - Paid	1.49	x	1.35	x	1.36	x	1.39	x	1.40	x

The following table presents a reconciliation of the non-GAAP measures of the Partnership's projected adjusted EBITDA and projected distributable cash flow with the most directly comparable GAAP financial measure, which is projected net income. The following projections represent the approximate midpoint of the announced full year 2018 expected guidance ranges of adjusted EBITDA ($150-$165 million) and full year distributable cash flow ($120-$135 million) attributable to the Partnership. CNX Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results.  These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

(unaudited) (in millions)	Forecast 2018 Estimate
Net Income	$132
Depreciation expense	24
Interest expense	22
EBITDA	178
Non-cash unit-based compensation expense	1
Adjusted EBITDA	179
Less:
Net income attributable to noncontrolling interest	13
Depreciation and other expenses attributable to noncontrolling interest	6
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$160
Less: cash interest paid, net	22
Less: maintenance capital expenditures, net of reimbursements	13
Distributable Cash Flow	$125
The Partnership is unable to project net cash provided by operating activities or provide the related reconciliation of projected net cash provided by operating activities to projected distributable cash flow, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of the Partnership’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and the Partnership is unable to project these timing differences with any reasonable degree of accuracy.

Development Companies Jointly Owned by CNX Gathering LLC and CNX Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended June 30, 2018
	Development Company
	Anchor	Growth	Additional	TOTAL(*)
Income Summary
Revenue	$56,584	$668	$3,762	$61,014
Expenses	26,593	482	3,657	30,732
Net Income	$29,991	$186	$105	$30,282

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	667	15	9	691
Wet gas (BBtu/d)	530	1	121	652
Condensate (MMcfe/d)	3	—	5	8
Total Gathered Volumes	1,200	16	135	1,351

Capital Investment
Maintenance capital	$4,094	$42	$589	$4,725
Expansion capital	20,408	—	482	20,890
Total Capital Investment	$24,502	$42	$1,071	$25,615

Capital Investment Net to CNX Midstream Partners LP
Maintenance capital	$4,094	$2	$29	$4,125
Expansion capital	20,408	—	24	20,432
Total Capital Investment Net to CNX Midstream Partners LP	$24,502	$2	$53	$24,557

(*) On March 16, 2018, the Partnership, through its 100% interest in the Anchor Systems, consummated the Shirley-Penns Acquisition. Although the Partnership only held a 5% controlling interest in the earnings and production related to the Shirley-Penns System prior to March 16, 2018, consolidated activity is reflected in the tables above as if the Shirley-Penns Acquisition occurred on January 1, 2017 for comparability purposes.

Development Companies Jointly Owned by CNX Gathering LLC and CNX Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended June 30, 2017
	Development Company
	Anchor	Growth	Additional	TOTAL(*)
Income Summary
Revenue	$50,195	$2,018	$4,321	$56,534
Expenses	19,431	1,512	5,839	26,782
Net Income	$30,764	$506	$(1,518)	$29,752

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	589	47	11	647
Wet gas (BBtu/d)	437	4	126	567
Condensate (MMcfe/d)	6	—	3	9
Total Gathered Volumes	1,032	51	140	1,223

Capital Investment
Maintenance capital	$4,460	$215	$—	$4,675
Expansion capital	7,381	167	—	7,548
Total Capital Investment	$11,841	$382	$—	$12,223

Capital Investment Net to CNX Midstream Partners LP
Maintenance capital	$4,460	$11	$—	$4,471
Expansion capital	7,381	8	—	7,389
Total Capital Investment Net to CNX Midstream Partners LP	$11,841	$19	$—	$11,860

(*) On March 16, 2018, the Partnership, through its 100% interest in the Anchor Systems, consummated the Shirley-Penns Acquisition. Although the Partnership only held a 5% controlling interest in the earnings and production related to the Shirley-Penns System prior to March 16, 2018, consolidated activity is reflected in the tables above as if the Shirley-Penns Acquisition occurred on January 1, 2017 for comparability purposes.